Exhibit 10.1

July 25, 2018

VIA ELECTRONIC MAIL

Summit Semiconductor, Inc.

Attn: Brett Moyer and Gary Williams

68040 Via Del Oro

San Jose, CA95119

bmoyer@summitsemi.com; gwilliams@summitsemi.com

Re:	Senior Secured Original Issue Discount Convertible Note Payoff Letter

Gentlemen:

Reference is hereby made to (a) that certain Securities Purchase Agreement, dated as of May 17, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Purchase Agreement”), by and among Summit Semiconductor, Inc., a Delaware corporation (f/k/a Summit Semiconductor, LLC, a Delaware limited liability company) (the “Company”), and MARCorp Signal, LLC, a Delaware limited liability company (the “Purchaser”) and (b) the Note issued by the Company to Purchaser on May 17, 2017 (as amended and updated from time to time, the “Note”). Capitalized terms used in this letter and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Please be advised that the sum of the aggregate outstanding amount of principal, accrued interest, default penalties and all other payment obligations and other amounts (other than unasserted indemnification obligations, the provisions set forth in Section 4.9 of the Purchase Agreement, and other provisions which by the terms of such Loan Document (as defined below) expressly survive termination of such Loan Document and repayment of the Note (collectively, the “Contingent Obligations”), the survival of which by execution hereof, the Company hereby acknowledges, confirms and reaffirms) due under the Transaction Documents other than the Warrants (the Transaction Documents other than the Warrants, the “Loan Documents”), as of November 30, 2017 (the “Repayment Date”) is the aggregate of the amounts and Common Units set forth on Schedule I attached hereto (the “Payoff Amount”).

In an effort to settle all differences and to avoid the costs of litigation, the Company hereby acknowledges, confirms and reaffirms that the number of Warrants owned by the Purchaser as of Repayment Date is set forth on Schedule II attached hereto. The Purchaser acknowledges that it has received the Payoff Amount set forth on Schedule I attached hereto on or about November 30, 2017.

Upon (i) receipt by the Purchaser of an executed counterpart of this letter by the Company and (ii) having confirmed receipt by the Purchaser of the Payoff Amount:

(A)             the Purchaser hereby acknowledges and agrees that such payment of the Payoff Amount will constitute payment in full of the Note and the full satisfaction of all obligations of the Company under the Loan Documents owed to the Purchaser, and the Note shall be thereby be deemed paid in full, released and discharged, all without any further action being required to effectuate the foregoing, and such agreements, documents and instruments shall be deemed automatically terminated and of no further force or effect (other than Section 4.9 of the Purchase Agreement and those provisions that expressly survive termination) and the Purchaser shall have no further obligations to the Company under the Loan Documents;

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(B)              the Purchaser hereby agrees to promptly execute and deliver such additional documents, terminations, releases or other agreements, take such additional actions and shall provide any additional information as the Company may reasonably require to carry out the terms of this letter, in each case at the Company’s sole expense; and

(C)              upon request by the Company, the Purchaser agrees to promptly deliver to the Company or its designee the original Note (or its statement that the Note has been lost in the form customarily used by the Purchaser in such circumstances).

In consideration of the foregoing, by their execution of the acknowledgment and agreement hereto, the Company and the Purchaser shall execute mutual releases attached hereto as Exhibit A.

This letter embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Purchaser.

This letter shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of law principles. This letter may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Fax or electronic (by email delivery) signatures shall have the same force and effect as if original signatures had been delivered.

[signature pages follow]

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Very truly yours,

MARCORP SIGNAL, LLC

By:	/s/ Jeffery L. McCoy
Name:	Jeffery L. McCoy
Title:	President

SIGNATURE PAGE TO
PAYOFF LETTER

Acknowledged and agreed to
as of the date first written above:

Company:

Summit Semiconductor, INC.

By:	/s/ Gary Williams
Name:	Gary Williams
Title:	CFO

SIGNATURE PAGE TO
PAYOFF LETTER

Schedule I

Payoff Details

Name	Payoff Amount Category	Wire Instructions
MARCorp Signal, LLC (principal, interest and penalty)	$6,980,048	Bank Name: [_______] ABA/Routing: [_______] Custody Account #: [_______] Account Name: [_______]
MARCorp Signal, LLC (out of pocket expenses)	$280,708	Bank Name: [_______] ABA/Routing: [_______] Custody Account #: [_______] Account Name: [_______]

PAYOFF AMOUNT DETAILS:
Payoff Date:	November 30, 2017
Amount Funded	5,000,000
Default Interest as of Oct. 31, 2017	316,250
Default Penalty	616,791
OID	1,047,007
Total Principal	$6,980,048

REIMBURSEMENT OF DIRECT COSTS:
Consulting	30,000
Airfare	19,965
Lodging	32,361
Other Travel	5,749
Meals and Entertainment	9,004
Business	4,984
Legal	178,645
Total Direct Costs	$280,708

Schedule II

Warrant Details

WARRANTS:	46,533,653 - Units

NOTE: The Warrants will be subject to the following terms and will be reflected in the reissued Warrants to be issued within five (5) business days of the date of this letter:

A.       MARCorp’s total warrants will be 46,533,653 (or 3,102,244 after 15 to 1 reverse split) and will be comprised of 2,614,381 warrants that were not in dispute (“Good Warrants”) and 487,863 warrants that were in dispute (“Dispute Warrants”).

B.       Good Warrants to provide for a strike price equal to the lesser of a) a 40% discount to the IPO price of the Common Stock or b) $4.50 per share.

C. Dispute Warrants, with a strike price equal to the lesser of a) a 40% discount to the IPO price of the Common Stock or b) $4.50 per share, will have an expiration date of five (5) years from date of Closing, as defined herein, and all other terms of the Warrants remain the same consistent with the Good Warrants as originally issued.

Exhibit A